INDEPENDENT AUDITORS'CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March __, 2005, relating to the consolidated financial statements of Stone Mountain Resources Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
March 28, 2005